UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant                      |X|
Filed by a Party other than the Registrant   |_|
Check the appropriate box:


    |_|  Preliminary Proxy Statement                |_| Confidential, For Use of
    |X|  Definitive Proxy Statement                     the Commission Only (as
    |_|  Definitive Additional Materials                permitted by Rule 14a-6(e)(2)
    |_|  Soliciting Material Pursuant to Rule 14a-12


                            VALENCE TECHNOLOGY, INC.
================================================================================
                (Name of Registrant as Specified in Its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

    |X|  No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

================================================================================
     (2) Aggregate number of securities to which transaction applies:

================================================================================
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

================================================================================
     (4)  Proposed maximum aggregate value of transaction:

================================================================================
     (5)  Total fee paid:

================================================================================
     |_|  Fee paid with preliminary materials:

================================================================================
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  _____Amount previously paid:

================================================================================
     (2)  Form, Schedule or Registration Statement No.:

================================================================================
     (3)  Filing party:

================================================================================
     (4)  Date filed:

================================================================================

                            VALENCE TECHNOLOGY, INC.
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------




TIME........................................              9:00 a.m. Central Time on Thursday,
                                                          October 28, 2004

PLACE.......................................              Valence Technology, Inc.
                                                          6504 Bridge Point Parkway
                                                          Suite 415
                                                          Austin, Texas 78730

ITEMS OF BUSINESS...........................              (1) To  elect  five  members of the
                                                              Board of Directors.
                                                          (2) To approve an  amendment of our
                                                              Second Amended and Restated 2000
                                                              Stock Option Plan to increase the
                                                              number of shares of common stock
                                                              reserved for issuance by
                                                              2,000,000.
                                                          (3) To amend our Second Restated
                                                              Certificate of Incorporation, as
                                                              amended, to increase the
                                                              authorized number of shares of
                                                              common stock from 100,000,000 shares
                                                              to 200,000,000 shares.
                                                          (4) To transact such other business as
                                                              may properly come before the meeting
                                                              and any adjournment or postponement.

RECORD DATE.................................              You can vote if, at the close of
                                                          business on September 1, 2004, you
                                                          were a stockholder of the Company.
                                                          It is anticipated that the 2004
                                                          Annual Report and this Proxy
                                                          Statement and the accompanying
                                                          proxy card will be mailed to
                                                          stockholders commencing October 4, 2004.

PROXY VOTING................................              All stockholders are cordially
                                                          invited to attend the Annual
                                                          Meeting in person. However, to
                                                          ensure your representation at the
                                                          Annual Meeting, you are urged to
                                                          vote promptly by signing and
                                                          returning the enclosed proxy card
                                                          or, if you hold your shares in
                                                          street name, by accessing the World
                                                          Wide Web site indicated on the
                                                          voting instructions accompanying
                                                          your proxy card to vote via the
                                                          Internet.

                                                   /s/ Stephan B. Godevais
                                                   ----------------------------------------
                                                       Stephan B. Godevais
September 30, 2004                                     PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                       CHAIRMAN OF THE BOARD


VALENCE TECHNOLOGY, INC.
                                                      6504 BRIDGE POINT PARKWAY
PROXY STATEMENT                                             AUSTIN, TEXAS 78730
--------------------------------------------------------------------------------

These proxy materials are delivered in connection with the solicitation by the Board of Directors (referred to as the Board) of Valence Technology, Inc., a Delaware corporation (referred to as the Company, we or us), of proxies to be voted at our Annual Meeting of Stockholders for the fiscal year ended March 31, 2004 and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Stockholders on Thursday, October 28, 2004, beginning at 9:00 a.m. Central Time. The meeting will be held at our principal executive offices, located at 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730.

This Proxy Statement and form of proxy are being mailed to stockholders commencing October 4, 2004. Our 2004 Annual Report, which is not part of the proxy solicitation materials, is enclosed.

STOCKHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on September 1, 2004, are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities entitled to vote at the Annual Meeting. As of September 1, 2004, there were 80,266,926 shares of our common stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at our principal executive offices, between the hours of 9:00 a.m. and 5:00 p.m., for 10 days prior to the Annual Meeting.

PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. All street name stockholders also can vote by proxy via the Internet. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board.

INTERNET VOTING. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see how they may vote via the Internet. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

QUORUM. The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

ITEM 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of five members of our Board. Our Second Amended and Restated Bylaws provide that the number of directors constituting the Board shall be between four and seven, to be fixed by the Board from time to time. The Board has currently fixed the number of directors at five.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board proposes the election of the following nominees as directors:

          Carl E. Berg                 Stephan B. Godevais
     Vassilis G. Keramidas               Bert C. Roberts
        Alan F. Shugart

If elected, the foregoing five nominees are expected to serve until the 2005 Annual Meeting of Stockholders. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees and certain executive officers and significant employees are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth certain information with respect to our directors, officers and significant employees as of September 1, 2004. The following persons serve as our directors:

DIRECTORS                                 AGE               PRESENT POSITION
---------                                 ---               ----------------
Carl E. Berg (2).....................     67    Director
Stephan B. Godevais..................     42    Director and Chairman of the Board
Vassilis G. Keramidas (1)............     66    Director
Bert C. Roberts (1)..................     62    Director
Alan F. Shugart (1)(2)...............     73    Director

(1)     Member of the Audit Committee
(2)     Member of the Compensation Committee

The following persons serve as our executive officers:

EXECUTIVE OFFICERS                        AGE               PRESENT POSITION
------------------                        ---               ----------------
Stephan B. Godevais.................      42    President and Chief Executive Officer
Joseph F. Lamoreux..................      42    Chief Operating Officer
Kevin W. Mischnick..................      37    Vice President of Finance and Assistant
                                                Secretary
Roger A. Williams...................      57    General Counsel and Assistant Secretary

The following persons are significant employees:

SIGNIFICANT EMPLOYEES                     AGE               PRESENT POSITION
---------------------                     ---               ----------------
David St. Angelo....................      44    Vice President of Large Format Energy
                                                Solutions
Kevin Brennan.......................      35    Vice President of Sales


Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships between any director and any executive officer.

CARL E. BERG. Mr. Berg helped found us and has served on the Board since September 1991. Mr. Berg is a major Silicon Valley industrial real estate developer and a private venture capital investor. Mr. Berg also serves as the Chairman of the Board, Chief Executive Officer and director of Mission West Properties, Inc., a real estate investment company; and as a director of Monolithic Systems, Inc., and Focus Enhancements, Inc. Mr. Berg holds a Bachelor of Arts degree in Business Administration from the University of New Mexico, Albuquerque.

STEPHAN B. GODEVAIS. Mr. Godevais joined us in May 2001 as our Chief Executive Officer, President and a director. In May 2002, the Board appointed him Chairman of the Board. From December 1997 to April 2001, Mr. Godevais served as a Vice President at Dell Computer Corporation where he led Dell's desktop and notebook product lines for consumers and small businesses. During his tenure at Dell, Mr. Godevais launched the company's Inspiron division, growing it into a multi-billion dollar business and introduced the first 15-inch notebook in the industry, sustaining its position as a market leader from 1998 to 2000. Prior to Dell, Mr. Godevais managed the worldwide notebook business of Digital Equipment Corporation. From December 1994 to November 1997, Mr. Godevais served in several positions, including General Manager and Vice President, at Digital. Mr. Godevais also spent ten years at Hewlett Packard Company, where he held positions in marketing for various product and field organizations. Mr. Godevais holds a business management degree from the Institut d'Etudes Politiques de Paris.

VASSILIS G. KERAMIDAS. Dr. Keramidas joined us as a director in August 2004. Dr. Keramidas currently serves as the Managing Director of Keramidas International Associates, LLC, which provides consulting services in connection with the generation, management, commercialization and disposition of intellectual property, technology commercialization and strategic research planning, and as a director of Twenty First Century Battery, LTD. From 1997 to 2003, Dr. Keramidas served as Vice President of Formative Technologies at Telcordia Technologies

(formerly Bellcore) where he launched the company's first international commercialization effort, and from 1984 to 1997, he served in Director and Executive Director of Research positions with Bellcore. Prior to that, Dr. Keramidas worked as a Researcher and Research Director at Bell Laboratories from 1973 to 1983. Dr. Keramidas holds a Bachelor's Degree in Physics from Rockford College, a Bachelor's Degree in Electrical Engineering from the University of Illinois, a Master's Degree in Physics from John Carroll University and a Ph.D. in Solid State Science (Applied Physics) from the Materials Research Laboratory of Pennsylvania State University. For his contributions to his field and his technical leadership, Dr. Keramidas has been elected a Fellow of the Institute of Electrical and Electronic Engineers.

BERT C. ROBERTS, JR. Mr. Roberts originally joined us as a director in 1992 and served until 1993 prior to rejoining us as a director in 1998. Mr. Roberts served as Chairman of WorldCom, Inc. from 1998 until December 2002. On July 21, 2002, WorldCom, Inc. and substantially all of its active U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. Mr. Roberts served as Chairman of MCI, a telecommunications company from 1996 until 1998, Chairman and Chief Executive Officer from 1992 to 1996, and Chief Executive Officer in 1991 after having served as President and Chief Operating Officer since 1985. Mr. Roberts serves on the boards of Johns Hopkins University and CaPCURE (a cancer research funding organization). Mr. Roberts holds a Bachelor of Science degree in Engineering from Johns Hopkins University.

ALAN F. SHUGART. Mr. Shugart joined us as a director in March 1992. Mr. Shugart is the Chairman, President and Chief Executive Officer of Al Shugart International, a venture capital and public relations company that he established in 1998. Mr. Shugart was the Chief Executive Officer and a director of Seagate Technology, Inc., a technology development and manufacturing company, since its inception in 1979 until July 1998. Mr. Shugart also served as Seagate's President from 1979 to 1983 and from September 1991 to July 1998. Additionally, Mr. Shugart served as Chairman of the Board of Seagate from 1979 until September 1991, and from October 1992 to July 1998. Mr. Shugart currently serves as a director of Sandisk Corporation (a manufacturer of digital flash memory chips) and Cypress Semiconductor Corporation (a provider of high-performance solutions for personal, network access, enterprise, metro switch and core communications-system applications). Mr. Shugart holds a Bachelor of Science degree in Engineering - Physics from the University of Redlands.

JOSEPH F. LAMOREUX. Mr. Lamoreux joined us in July 2001 as our Vice President of Small Format Energy Solutions. In February 2004, he became our Chief Operating Officer. From May 1997 to May 2001, Mr. Lamoreux worked at Dell Computer Corporation, where he held several positions, including Director of Notebook Supply Chain Management, Director of Notebook Engineering and Director of Engineering, Inspiron. From May 1997 to January 1999, Mr. Lamoreux served as Director of the Portable PC Division at Compaq Computer Corporation. Mr. Lamoreux holds a Bachelor of Science degree in Mechanical Engineering from North Carolina State University.

KEVIN W. MISCHNICK. Mr. Mischnick joined us in July 2001 as our Vice President of Finance and Assistant Secretary. From November 2000 to March 2001, he served as Vice President of Finance at CarOrder, Inc., an internet automobile dealership. From March 1997 to October 2000, he served as Vice President of Finance for AMFM, Inc., a radio broadcasting company, and one of its predecessor companies where he was responsible for all aspects of treasury and cash management systems. During other tenures at AMFM and one of its predecessor companies, Mr. Mischnick completed multiple public equity and debt offerings and gained experience in Securities and Exchange Commission reporting. From August 1990 to March 1997, he served in various positions at Ernst & Young LLP, including Audit Manager. He is a certified public accountant and holds a Bachelor of Business Administration degree in Accounting from Texas Tech University.

ROGER WILLIAMS. Mr. Williams joined us in April 2001 and serves as our General Counsel and Assistant Secretary. Mr. Williams has been a practicing intellectual property attorney for 27 years, having practiced in both private and corporate positions. From 1991 to 2001, Mr. Williams served as Chief Patent Counsel and Associate General Counsel for the pharmaceutical company G.D. Searle & Co. Mr. Williams has his Juris Doctorate degree from Drake University Law School and a Bachelor of Science degree in Chemistry from Western Illinois University. He is a member of the California and Indiana Bars.

DAVID ST. ANGELO. Mr. St. Angelo joined us in September 2001 as Vice President of Large Format Energy Solutions. Prior to joining us, Mr. St. Angelo served as program controller for the Multimedia Systems Division of the technology company Motorola Inc. from 1998 to 2001, during which he steered the definition, design, development and commercialization of the division's advanced set-top box product line. From 1994 to 1998, Mr. St. Angelo held various positions including applications manager, site manager and applications engineer at Eaton

Corporation's semiconductor division. Prior to joining Eaton, Mr. St. Angelo was with the energy company Mobil Solar Energy Corporation, from 1988 to 1994, where he held positions in technology transfer, research and product development. He holds a Bachelor of Science degree in Chemical Engineering from the University of Massachusetts and a Master of Science in Electrical Engineering from Northeastern University.

KEVIN BRENNAN. Mr. Brennan joined us in December 2000 and serves as Vice President of Sales. Mr. Brennan has over 14 years experience in the battery industry. Prior to joining us, he served as Corporate Sales and Marketing Manager for Mold-Tech Plastics Inc., a private company that manufactures DC powered battery chargers and cable assemblies. He was responsible for redefining the marketing direction of the company, setting up an Asian sourcing out of Hong Kong and restructuring sales to profitability. Prior to joining Mold-Tech, Mr. Brennan worked as the Corporate Sales Manager for International Components Corporation, a designer and manufacturer of battery chargers for various mobile devices, from 1991 to 1996. Mr. Brennan holds a Bachelor of Science degree in Marketing from De Paul University.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE. Our Board is comprised of a majority of independent directors, Carl E. Berg, Vassilis G. Keramidas, Bert C. Roberts and Alan F. Shugart are independent directors as defined in the Nasdaq listing standards.

MEETINGS AND COMMITTEES. The Board held five meetings during fiscal 2004 and acted three times by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. It currently does not have a Nominating Committee. Each director attended 75% or more of all the meetings of the Board and those committees on which he served in fiscal 2004.

AUDIT COMMITTEE

The Audit Committee currently consists of Vassilis G. Keramidas, Bert C. Roberts and Alan F. Shugart. Each of Messrs. Keramidas, Roberts and Shugart is an independent director within the meaning of the applicable Nasdaq listing standards and SEC rules.

The Audit Committee recommends the engagement of our registered independent public accounting firm, reviews the scope of the audit to be conducted by the registered independent public accounting firm and periodically meets with the registered independent public accounting firm and our Vice President of Finance to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board. The Charter is attached to this Proxy Statement as Appendix A. The Audit Committee held four meetings during fiscal 2004.

On behalf of the Board, the Audit Committee is responsible for providing an independent, objective review of our auditing, accounting and financial reporting process, public reports and disclosures, and system of internal controls regarding financial accounting. Messrs. Roberts and Shugart qualify as financially sophisticated audit committee members as required by the applicable Nasdaq listing standards. We currently do not have a financial expert on our audit committee. The Board has determined that the Audit Committee can satisfactorily discharge the committee duties and responsibilities.

COMPENSATION COMMITTEE

The Compensation Committee currently consists of Carl E. Berg and Alan F. Shugart. Each of Messrs. Berg and Shugart is independent within the meaning of the applicable Nasdaq listing standards. The Compensation Committee is responsible for considering and making recommendations to the Board regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans. The Compensation Committee did not meet during fiscal 2004.

DIRECTOR NOMINATIONS

We do not have a standing nominating committee. Our Board does not believe that it is necessary for us to have a standing nominating committee because we have a relatively small board and our independent directors will serve in the capacity of a nominating committee when necessary. All of our directors participate in the consideration of director nominees. But, consistent with applicable Nasdaq listing standards, each director nominee must be selected or recommended for the Board's selection by a majority of the independent directors of our Board. We currently do not have a charter or written policy with regard to the nomination process. In considering candidates for directorship, the Board considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

Our Board may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations. The Board regularly assesses its size, the need for particular expertise on the Board and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Board will consider various potential candidates for director who may come to the Board's attention through current Board members, professional search firms or consultants, stockholders or other persons. The Board may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. The Board does not evaluate candidates differently based on who made the recommendation for consideration.

Stockholders who wish to recommend a nominee for election as director at an annual stockholder meeting must submit their recommendations at least 120 calendar days before the date that our Proxy Statement is released to stockholders in connection with the previous year's annual meeting of stockholders. Stockholders may recommend candidates for consideration by the Board by writing to our Secretary at 6504 Bridge Point Parkway, Austin, Texas 78730, giving the candidate's name, age, business and residence contact information, biographical data, including the principal occupation or employment of the candidate, qualifications, the class and number of our shares, if any, beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (naming them) pursuant to which the nominations are to be made by the stockholder and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as director also must provide his, her or its name and address, as they appear in our books, the number and class of shares beneficially owned by such stockholder and any other information that is required to be provided by the stockholder pursuant to our Second Amended and Restated Bylaws and Regulation 14A under the Exchange Act.

POLICY ON ATTENDING THE ANNUAL MEETING. We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. At our 2003 Annual Meeting of Stockholders, one of four directors then in office was in attendance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS. Stockholders may communicate with the Board by sending a letter to the Board of Directors of Valence Technology, Inc., c/o Office of the Secretary, 6504 Bridge Point Parkway, Austin, Texas 78730. All communications must contain a clear notation indicating that they are a "Stockholder-Board Communication" or "Stockholder-Director Communication," and must identify the author as a stockholder. The office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to our company or our business, or is similarly inappropriate. The office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

DIRECTORS' COMPENSATION. Our non-employee directors receive no cash compensation, but are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Directors who are employees do not receive separate compensation for their services as directors, but are eligible to receive stock options under our 2000 Stock Option Plan.

Each of our non-employee directors receives stock option grants pursuant to the 1996 Non-Employee Directors' Stock Option Plan, which we refer to as the Directors' Plan. Only non-employee directors or an affiliate of those directors as defined in the Internal Revenue Code of 1986, as amended, which we refer to as the Code, are eligible to receive options under the Directors' Plan. The plan provides that new directors will receive initial stock options to purchase 100,000 shares of common stock upon election to the Board. The per share exercise price for these options will be the fair market value of a share of our common stock on the day the options are granted. These options will vest one-fifth on the first and second anniversaries of the date of grant of the options, and equal quarterly installments over the next three years. A director who had not received options upon becoming a director, received stock options to purchase 100,000 shares on the date of the adoption of the Directors' Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During the fiscal year ended March 31, 2004, the Compensation Committee consisted of Messrs. Shugart and Berg. Neither of them is an employee or a former employee of ours. During fiscal 2004, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Compensation Committee of our Board.

ITEM 2: AMENDMENT TO OUR 2000 STOCK OPTION PLAN
--------------------------------------------------------------------------------

The Board proposes that the stockholders approve an amendment of our Second Amended and Restated 2000 Stock Option Plan (referred to as the 2000 Plan) to increase the number of shares of our common stock reserved for issuance under the 2000 Plan by 2,000,000.

INTRODUCTION

The 2000 Plan is an integral part of our compensation program, and has proven to be an essential element of the compensation utilized to attract and retain key employees, directors and consultants of ours and our affiliates. The 2000 Plan provides incentives in the form of grants of stock options. The objective of these incentives is to advance our longer-term interests and those of our affiliates and stockholders by providing incentives tied to the performance of our stock. The 2000 Plan encourages selected employees, directors and consultants to acquire a larger personal financial interest in us through stock ownership.

The Board believes it is in our best interests and the best interests of our stockholders to continue to make substantial use of the grant of stock options to attract, retain and motivate qualified employees, directors and consultants. In order to do so, additional shares of our common stock will need to be reserved for issuance under the 2000 Plan.

Accordingly, at a meeting duly held on August 23, 2004, the Board resolved to amend the 2000 Plan to increase the number of shares of our common stock reserved for issuance under the 2000 Plan by 2,000,000 (not to exceed 6,000,000 shares) and is submitting this amendment to the stockholders for their approval at the Annual Meeting. As of the record date, options to purchase 3,859,311 shares were outstanding, 126,343 shares have been exercised and 14,346 shares were available for future grants under the 2000 Plan (without giving effect to the proposed amendment to increase the shares available under the plan by 2,000,000). On September 1, 2004, the last reported sale price of our common stock on the Nasdaq SmallCap Market was $2.96 per share.

The following summary briefly describes the principal features of the 2000 Plan. A copy of the 2000 Plan, including the August 23, 2004 amendments, is attached hereto as Appendix B in the form proposed. Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

ADMINISTRATION

The 2000 Plan is administered by either the Board or a committee appointed by the Board that is comprised of at least two individuals who are non-employee, outside directors.

During any period in which the Board includes an individual who is not an outside director, the Board must delegate its duties as administrator to a committee of at least two individuals who are non-employee, outside directors. The Board has appointed the Compensation Committee to serve as the administrator of the 2000 Plan. We refer to the Board or the committee appointed by the Board, whichever is then administering the 2000 Plan, as the Plan Administrator.

The Plan Administrator has the power to do the following:

     o    Construe and interpret the 2000 Plan;

     o Promulgate, amend and rescind rules and regulations relating to the administration of the 2000 Plan;

     o Select from among the eligible employees, directors and consultants those persons to whom options will be granted;

     o    Determine the timing and manner of the grant of the options;

     o Determine whether the options will be incentive stock options or nonstatutory stock options;

     o Determine the exercise price, the number of shares covered by and all of the terms of the options;

     o Determine the duration and purpose of leaves of absence which may be granted to option holders without constituting termination of their employment for purposes of the 2000 Plan;

     o Make all of the determinations necessary or advisable for administration of the 2000 Plan;

     o Accelerate the date on which any option grant under the 2000 Plan becomes exercisable;

     o Waive or amend the operation of 2000 Plan provisions with respect to exercise after termination of employment; and

     o    Otherwise adjust any term of any option granted under the 2000 Plan.

ELIGIBILITY

Incentive stock options may be granted under the 2000 Plan only to our employees (including officers) and to those of our subsidiaries. Employees (including officers) and directors and consultants are eligible to receive nonstatutory stock options under the 2000 Plan. At September 1, 2004, we had four non-employee directors and approximately 120 employees and six consultants who were eligible to receive options under the 2000 Plan.

STOCK SUBJECT TO THE 2000 PLAN

If the amendment is approved, the number of shares of our common stock reserved for issuance under the 2000 Plan will be increased from 4,000,000 to 6,000,000. No individual may receive options under the 2000 Plan covering more than 700,000 shares of common stock during any fiscal year. If options granted under the 2000 Plan expire or otherwise terminate without being exercised, the shares of common stock not purchased pursuant to these options will again become available for issuance under the 2000 Plan.

EXERCISE PRICE; PAYMENT

In general, the exercise price of options granted under the 2000 Plan will be determined by the Plan Administrator. However, the exercise price of incentive stock options granted under the 2000 Plan may not be less than the fair market value of the common stock subject to the option on the date of grant. Also, the exercise price of incentive stock options granted to any person who, at the time of the grant, owns (or is deemed to own through family members or relationships with certain entities) stock possessing more than 10% of our total combined voting power or that of any affiliate of ours (referred to as a 10% stockholder) may not be less than 110% of the fair market value of that stock.

The exercise price of an option must be paid in cash or check at the time the option is exercised. In the alternative, the Plan Administrator may, but is not required to, permit payment of the exercise price by one of the following:

     o A cashless exercise in which the optionee provides instructions to a broker directing the broker to sell the common stock for which the option is exercised and return to us the aggregate exercise price of the options (referred to as a cashless exercise), however, a cashless exercise will not be available to any officer or director if the cashless exercise involves or is deemed to involve a loan or an extension of credit from or directly or indirectly arranged by us;

     o A stock for stock exercise in which the optionee pays all or a portion of the exercise price by tendering shares of our common stock that have been owned by the optionee for at least six months having a fair market value on the date of delivery equal to the aggregate exercise price of the option or portion thereof that is exercised (referred to as a stock for stock exercise);

     o A stock for stock exercise by attestation whereby the optionee identifies for delivery specific shares of our common stock already owned by the optionee with a fair market value on the date of attestation equal to the aggregate exercise price due and receives a number of shares of common stock equal to the difference between the option shares exercised and the stock identified for attestation; or

     o    A full-recourse promissory note with terms set by the Plan
          Administrator.

If the exercise price is paid by a full-recourse promissory note, the common stock must be pledged as security for payment of the principal amount and interest of the promissory note. The interest rate payable under the terms of the promissory note may not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Exercise by a promissory note will not be available to any officer or director. Subject to the foregoing, the Plan Administrator will specify the term, interest rate, amortization requirements (if any) and other provisions of the promissory note.

In addition to the exercise price, the payment tendered upon exercise of an option also must include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by us or our affiliates. Any withholding due may be paid by cash or check. At the discretion of the Plan Administrator, the option holder may pay the withholding due by one or a combination of alternative payment methods described above or by withholding shares from the transfer to the option holder (referred to as stock withholding); provided that the number of shares subject to stock withholding may not exceed the minimum required applicable tax withholding rates.

OPTION EXERCISE

Options granted under the 2000 Plan may vest in periodic installments or in full, as determined by the Plan Administrator on a grant-by-grant basis. The Plan Administrator has the power to accelerate the date on which any option becomes exercisable. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company at the lower of the exercise price or fair market value, or any other restriction that the plan administrator deems appropriate.

TERM

The maximum term of options granted under the 2000 Plan is ten years. The maximum term of incentive stock options granted to more than 10% stockholders is five years. Options granted under the 2000 Plan terminate three months after the optionee's employment or relationship as a consultant or director with us or any of our affiliates terminates. If an optionee's termination is due to disability, the option may, but need not, provide that it may be exercised at any time within one year following termination. If an optionee dies while employed by or serving as a consultant or director, or if the optionee dies within three months after termination of this relationship, the option may, but need not, provide that the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months following the optionee's death by the person or persons to whom the rights to the option pass by will or by the laws of descent and distribution. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or relationship as a consultant or director as determined by the Plan Administrator.

ADJUSTMENT PROVISIONS

If there is any change in our common stock subject to the 2000 Plan or subject to any option granted under the 2000 Plan as a result of a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of stock, exchange of shares, change in corporate structure or otherwise, the following will be appropriately adjusted:

     o The class and maximum number of shares of stock subject to the 2000 Plan; and

     o The class, number of shares and exercise price per share of stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

The 2000 Plan provides that, in the event of our complete liquidation or a specified type of merger or corporate reorganization (referred to as a corporate event), any outstanding, unexercised options granted under the 2000 Plan will be cancelled unless the surviving corporation elects to assume those options or to issue substitute options in their place. If there is a cancellation of the options, the Plan Administrator will notify the optionee in writing or electronically that the option will be fully exercisable for a period of 15 days after the date of the notice and the option will terminate upon the expiration of the 15 day period. Instead of canceling the outstanding options and offering a 15-day exercise window, the purchaser in the corporate event may, but is not required to, terminate all outstanding options by delivering to the optionees the same kind of consideration that is delivered to our stockholders as a result of the corporate event. Finally, the Board may terminate all outstanding options in exchange for consideration in cash or in kind equal in value to the higher of (i) the fair market value of the shares of stock or other securities the holder of the option would have received had the option been exercised and no disposition of the shares acquired upon exercise been made prior to the corporate event, less the exercise price, and (ii) the fair market value of the shares of stock or other securities the holder of the option would have received had the option been exercised and no disposition of the shares acquired upon exercise been made immediately following the corporate event, less the exercise price.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time. Unless sooner terminated by the Board, the 2000 Plan will terminate on January 2, 2010.

The Board also may amend the 2000 Plan at any time and for any reason. However, the 2000 Plan specifies that our stockholders must approve any amendment which:

     o Increases the number of shares of common stock available under the 2000 Plan (except as described in the "Adjustment Provisions" section above);

     o    Extends the term of the 2000 Plan beyond January 2, 2010;

     o Materially changes the class of persons eligible for the grant of incentive stock options;

     o Requires stockholder approval under Rule 16b-3 of the Exchange Act, or the Nasdaq or securities exchange rules, as applicable; or

     o Otherwise materially amends the 2000 Plan within the meaning of Nasdaq Marketplace Rule 4350(i)(1)(A), including without limitation:

          o any material increase in benefits to participants, including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding options (except as described in the "Adjustment Provisions" section above), (ii) reduce the price at which shares or options to purchase shares may be offered, or
               (iii) extend the duration of the plan; and

          o any material expansion in the types of options or awards provided under the plan; and

          o any expansion in the types of options or awards provided under the plan.

RESTRICTIONS ON TRANSFER

Under the 2000 Plan, an incentive stock option may only be transferred by the optionee by will or by the laws of descent and distribution. During the lifetime of the optionee, an incentive stock option may be exercised only by the optionee. However, the optionee may, by written notice to the Company, designate a third party who would be able to exercise the option in the event of the optionee's death.

Unless the option agreement says otherwise, a nonstatutory stock option may only be transferred by will, by the laws of descent and distribution or pursuant to a domestic relations order that satisfies applicable securities rules. During the lifetime of the optionee, a nonstatutory stock option may only be exercised by the optionee or the person to whom the nonstatutory stock option is transferred pursuant to a qualified domestic relations order.

Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Plan Administrator deems appropriate.

FINANCIAL DISCLOSURE

Throughout the term of any option granted under the 2000 Plan, we will make available to the optionees, upon request, the financial and other information regarding us contained in our Annual Report. This information will be made available to requesting optionees within 120 days after the close of each of our fiscal years.

SECURITIES LAW REQUIREMENTS

We have registered 2,500,000 shares of our common stock to be issued under the 2000 Plan pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 1, 2001 and have registered an additional 500,000 shares pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 6, 2002. We will seek to obtain from each regulatory commission or agency the requisite authority to issue and sell the additional 2,000,000 shares of common stock upon the exercise of the options granted under the 2000 Plan as amended. However, we are not required to register the amended 2000 Plan, any options granted under the amended 2000 Plan or any common stock acquired as a result of the exercise of any option granted under the amended 2000 Plan. If we are unable to obtain the authority necessary to issue and sell the additional 2,000,000 shares of common stock, we are not required to issue and sell the common stock upon exercise of the options covering those shares. In conjunction with an exercise, we may require an optionee to provide written assurances of their financial experience or that of their advisor(s) and/or written assurances of their personal investment intent.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS

Incentive stock options granted under the 2000 Plan are intended to be eligible for the federal income tax treatment accorded "incentive stock options" under
Section 421 of the Code.

Generally, there are no federal income tax consequences to the optionee or us by reason of the grant or exercise of an incentive stock option until the optionee disposes of the shares. However, the amount by which the fair market value of our common stock at the time of exercise exceeds the exercise price of the option will constitute an item of adjustment for purposes of calculating the optionee's alternative minimum taxable income.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of the stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (referred to as a disqualifying disposition), the optionee will recognize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee held the stock. Income will be recognized at the time the disqualifying disposition occurs. A disqualifying disposition will also result if, within one year after acquiring common stock through exercise of an incentive stock option, the optionee transfers those shares to us to exercise an incentive stock option or a nonstatutory stock option under the 2000 Plan. A subsequent disqualifying disposition of common stock acquired upon exercise of an incentive stock option will eliminate the alternative minimum taxable income adjustment discussed above if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

The aggregate fair market value (determined at the time the option is granted) of the shares underlying all incentive stock options which are exercisable by the optionee for the first time during any calendar year may not exceed

$100,000. To the extent (and only to the extent) the optionee's right to exercise his or her incentive stock option causes the optionee to exceed this limit, the portion of his or her incentive stock option that exceeds the limit will be treated as a nonstatutory stock option (as discussed below). In the event of a partial exercise of an option that exceeds the $100,000 first exercisable limit, a pro rata portion of each exercise will be treated as the exercise of a nonstatutory stock option.

NONSTATUTORY STOCK OPTIONS

Generally there are no tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option, assuming (as is usually the case in a plan of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price, unless the stock received is not transferable and is subject to a substantial risk of forfeiture under the Code. In that case, the optionee will recognize taxable income when the shares are transferable or the risk of forfeiture lapses, in an amount equal to the difference between the fair market value of the common stock as of that date and the exercise price. Stock is generally considered subject to a substantial risk of forfeiture if the optionee is required to perform ongoing services to us or one of our subsidiaries before the stock vests or for the period that is less than six months after exercise, if the sale of stock would subject you to short swing sale liability under
Section 16(b) of the Exchange Act (which applies to directors, officers and principal stockholders). Rule 16b-3 of the Securities and Exchange Commission provides an exemption from the restrictions of Section 16(b) of the Exchange Act for the grant of derivative securities, such as stock options, under certain circumstances. Because the 2000 Plan satisfies the requirement for exemption under Rule 16b-3, the grant of options will not be considered a purchase and the exercise of options will not be considered a purchase or a sale. Thus, stock acquired on exercise of a nonstatutory option will not be treated as subject to a substantial risk of forfeiture attributable to short swing sale liability and ordinary income will be measured on the date of exercise, unless the exercise is an early exercise where the stock is subject to a right of repurchase that is treated as a substantial risk of forfeiture.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon exercise of the option. The gain or loss will be long-term or short-term depending on how long the optionee held the stock. The tax basis of the optionee's shares is equal to the exercise price plus any amount the optionee included in his or her taxable income as a result of the exercise of the option.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

In 1993, the Code was amended to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to the chief executive officer or any one of the four highest paid officers with an annual salary and bonus of over $100,000 (other than the chief executive officer) (referred to as covered employee) in a taxable year to the extent that compensation exceeds $1,000,000 for that employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified performance-based compensation, are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a committee comprised solely of outside directors and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the option is approved by the stockholders.

We intend that options granted under the 2000 Plan will satisfy the performance based compensation requirements of Code Section 162(m). Deductions will not be limited under Section 162(m) with respect to options granted to covered employees under the 2000 Plan that either (a) have an exercise price that is no less than fair market value of the stock as of the date of grant or (b) that are granted pursuant to stockholder approval and are granted or exercisable upon attainment of preestablished, objective financial performance goals, the achievement of which is substantially uncertain at the date of grant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR "FOR" THE RATIFICATION AND APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED 2000 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 2,000,000.

ITEM 3: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

The Board has adopted, subject to stockholder approval, a Certificate of Amendment to our Second Restated Certificate of Incorporation, as amended, which would increase our authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares. Please see Appendix C for a copy of the Certificate of Amendment to our Second Restated Certificate of Incorporation as it is proposed. The Board proposes that the stockholders approve an amendment of our Second Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares.

PRINCIPAL EFFECTS OF THE INCREASE OF THE AUTHORIZED SHARES OF COMMON STOCK

The additional common stock to be authorized by approval of the amendment of our Second Restated Certificate of Incorporation would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment of our Second Restated Certificate of Incorporation and the issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment of our Second Restated Certificate of Incorporation is approved, it will become effective upon filing with the Secretary of State of Delaware.

As of September 1, 2004, of the 100,000,000 shares of common stock presently authorized, 80,266,926 shares were issued and outstanding. After taking into account shares reserved for issuance pursuant to our stock option plans and outstanding warrants and preferred stock, approximately 4,718,021 shares remained available for issuance.

REASONS TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

We require an increase in the number of authorized shares of common stock to provide flexibility for business and financial purposes in the future. We may issue the additional shares of common stock for various purposes including, without limitation, reducing our indebtedness, expanding our business through the acquisition of other businesses, issuing stock dividends, raising capital, issuing stock options to officers, directors or employees establishing strategic relationships with other companies and for working capital and general corporate and other purposes as our board of directors may determine. Unless required to do so by applicable law, a regulatory authority or a third party, further stockholder approval for the issuance of this common stock is not required. The Board believes the proposed increase in the authorized common stock will make a sufficient number of shares available should we decide to use our shares of common stock for one or more of the purposes identified above or otherwise.

The additional shares of common stock that would become available for issuance if this proposal is adopted also could be used by us to oppose a hostile takeover attempt or delay or prevent changes in control or our management. Although the proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor are we currently aware of any such attempts directed at us), stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. Currently, we do not have any plans with respect to the additional shares of common stock that would become available for issuance if this proposal is adopted.

The approval of the amendment of our Second Restated Certificate of Incorporation requires the affirmative vote of a majority of the issued and outstanding shares of common stock. The Board is of the opinion that the amendment of our Second Restated Certificate of Incorporation is in our best interests and recommends a vote for the approval of the Amendment. All proxies will be voted to approve the amendment of our Second Restated Certificate of Incorporation unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR "FOR" THE APPROVAL OF THE AMENDMENT TO OUR SECOND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER O AUTHORIZED SHARES FROM 100,000,000 SHARES TO 200,000,000 SHARES.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to our Chief Executive Officer and as to each of the other four most highly compensated executive officers whose compensation exceeded $100,000 during fiscal 2004 (referred to as the named executive officers), information concerning all compensation paid for services to us in all capacities for each of the three years ended March 31 indicated below.

                                                                       Long-Term
                                          Annual Compensation     Compensation Awards
                                         ----------------------  ---------------------
                                                                 Securities Underlying
Name and Principal Position Fiscal Year    Salary      Bonus            Options
--------------------------- -----------  ----------  ----------  ---------------------
Stephan B. Godevais            2004      $ 500,000    $     -                    -
Chairman of the Board, Chief   2003      $ 500,000    $     -              350,000
Executive Officer and          2002      $ 442,528    $     -            1,500,300
President

Joseph F. Lamoreux             2004      $ 202,308                          50,000
Chief Operating Officer        2003      $ 200,000    $     -              195,000
                               2002      $ 165,495    $     -              225,300

Terry Standefer (1)            2004      $ 166,154                               -
Formerly Vice President        2003      $ 180,000    $     -              250,000
of Worldwide Operations        2002      $  98,563    $     -              200,300

Kevin W. Mischnick             2004      $ 147,115    $     -                    -
Vice President of Finance      2003      $ 135,000    $ 33,750              74,652
and Assistant Secretary        2002      $  93,002    $     -              120,300

Roger A. Williams              2004      $ 180,000                               -
General Counsel and            2003      $ 180,000    $     -               83,334
Assistant Secretary            2002      $ 164,709    $     -              120,300

------------
(1) Effective January 1, 2004, Mr. Standefer no longer serves as our Vice President of Worldwide Operations.


OPTION GRANTS IN LAST FISCAL YEAR

The following table shows for the fiscal year ended March 31, 2004, certain information regarding options granted to, exercised by and held at year-end by the named executive officers:


                                      INDIVIDUAL GRANTS
                    ----------------------------------------------------
                     NUMBER OF                                               POTENTIAL REALIZABLE VALUE
                    SECURITIES     PERCENT OF TOTAL                           AT ASSUMED ANNUAL RATES
                    UNDERLYING     OPTIONS GRANTED  EXERCISE                 OF STOCK PRICE APPRECIATION
                      OPTIONS      TO EMPLOYEES IN  FOR BASE     EXPIRATION      FOR OPTION TERM (2)
                                                                              ---------------------------
NAME                GRANTED (#)    FISCAL YEAR (1)  PRICE($/SH)    DATE          5%              10%
------------------- ------------   --------------- ------------  ----------   ---------       ----------
STEPHAN B. GODEVAIS     None

JOSEPH F. LAMOREUX      50,000 (3)     6.93%         $3.74        12/15/2013   $117,603         $298,030

TERRY STANDEFER (4)     None

KEVIN W. MISCHNICK      None

ROGER A. WILLIAMS       None

--------------
(1) Options to purchase an aggregate of 625,500 shares were granted to employees in fiscal year 2004.

(2) The potential realizable value is calculated based on the term of the option at its time of grant, 10 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of our common stock.

(3) These options vest in 16 equal quarterly installments from the grant date, December 15, 2003.

(4) Effective January 1, 2004, Mr. Standefer no longer serves as our Vice President of Worldwide Operations.


                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR, AND FISCAL YEAR END OPTION VALUES

The following table shows (i) the number of shares acquired and value realized from option exercises by each of the named executive officers during the fiscal year ended March 31, 2004 and (ii) the number and value of the unexercised options held by each of the named executive officers on March 31, 2004:


                     SHARES                NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                    ACQUIRED                   UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS
                       ON        VALUE           FISCAL YEAR-END (#)               AT FISCAL YEAR-END($)(1)
                                           ---------------------------            ---------------------------
                    EXERCISE   REALIZED
Name                   (#)        ($)      Exercisable  Unexercisable              Exercisable Unexercisable
------------------  ---------- ----------  -----------  --------------              ------------ ------------
Stephan B. Godevais    --         --        1,290,925         559,375                $ 399,133    $ 451,063

Joseph F. Lamoreux     --         --          235,619         234,681                $ 205,423    $ 350,772

Terry Standefer (2)    --         --          237,800         212,500                $ 270,070    $ 422,125

Kevin W. Mischnick     --         --          115,615          79,337                $ 117,200    $ 147,833

Roger A. Williams      --         --          129,285          74,349                $ 119,629    $ 148,091

---------------
(1) Based on the last reported sales price of our common stock on the Nasdaq SmallCap Market on March 31, 2004 ($4.47), less the exercise price of the options multiplied by the number of shares underlying the option.

(2) Effective January 1, 2004, Mr. Standefer no longer serves as our Vice President of Worldwide Operations.


EQUITY COMPENSATION PLANS

The following table summarizes information about the equity securities authorized for issuance under our compensation plans as of March 31, 2004. For a description of these plans, please see Note 15, Stockholders' Equity (Deficit), in our consolidated financial statements attached to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 18, 2004.

                              NUMBER OF SECURITIES                               NUMBER OF SECURITIES
                               TO BE ISSUED UPON       WEIGHTED-AVERAGE          REMAINING AVAILABLE
                            EXERCISE OF OUTSTANDING    EXERCISE PRICE OF         FOR FUTURE ISSUANCE
                             OPTIONS, WARRANTS AND    OUTSTANDING OPTIONS,           UNDER EQUITY
       PLAN CATEGORY                RIGHTS             WARRANTS AND RIGHTS        COMPENSATION PLANS
-------------------------   -----------------------  -----------------------    -----------------------
Equity compensation plans
approved by security holders         9,237,260                $5.06                       900,378

Equity compensation plans not
approved by security holders (1)     1,925,000                $6.45                            -

Total                               11,162,260                $5.30                       900,378



-------------
(1) Options to purchase 1,500,000 shares were granted to Stephan Godevais in May 2001 pursuant to his employment agreement. The exercise price of his options is $6.52 and they vest over four years. 25% of the options vested in May 2002 and the remainder vest in 12 equal quarterly installments during the term of his employment (1,125,000 shares vested as of June 14, 2004). The vesting accelerates and become immediately exercisable on the date of a change of control of the Company (or if he has been terminated without good cause or resigned for good reason). Options to purchase 225,000 shares were granted to Joseph Lamoreux in June 2001 pursuant to his employment offer letter. The exercise price of his options is $7.18 and they vest over four years. 25% of the options vested in June 2002 and the remainder vest in 12 equal quarterly installments during the term of his employment (168,752 shares vested as of June 14, 2004).



EMPLOYMENT AGREEMENTS

Effective May 2, 2001, and renewed in August 2003, we entered into an employment agreement with Stephan B. Godevais pursuant to which we retained Mr. Godevais as Chief Executive Officer and President at a salary of $500,000 per year. The Board reviews his salary on January 1 of each year and may (in its sole discretion) increase, but not decrease, his salary.

Under his employment agreement, we granted Mr. Godevais stock options to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $6.52 per share, vesting over a period of four years.

We agreed to nominate Mr. Godevais to the Board for the entire period of his employment as Chief Executive Officer and President and to use our best efforts to cause our stockholders to cast their votes in favor of his continued election to the Board. Mr. Godevais agreed to resign from the Board when he no longer serves as Chief Executive Officer and President.

Mr. Godevais is entitled to a lump sum payment of $500,000 and continued group health insurance coverage for one year following termination if within the first two years of the employment agreement renewal any of the following occurs:

     o A liquidation or change in control occurred (excluding an acquisition by Carl Berg or his affiliated companies of more than 50% of our voting stock, which will not constitute a change of control);

     o We terminate Mr. Godevais' employment for any reason other than for cause; or

     o    Mr. Godevais resigns for good reason.

Effective September 18, 2003, we entered into an employment agreement with Joseph Lamoreux pursuant to which we retained Mr. Lamoreux as Chief Operating Officer at a salary of $230,000 per year. The Board reviews his salary annually on January 1 and may, at its sole discretion, increase, but not decrease, his salary.

Mr. Lamoreux is entitled to a lump sum payment of $100,000 and continued group health insurance coverage for six months following termination if within the subsequent two years of his employment any of the following occurs:

     o A liquidation or change in control occurs (excluding an acquisition by Carl Berg or his affiliated companies of more than 50% of our voting stock, which will not constitute a change of control);

     o We terminate Mr. Lamoreux's employment for any reason other than for cause; or

     o    Mr. Lamoreux resigns for good reason.

We have employment offer letters with each of our named executive officers that stipulate the initial salaries of each officer and the number of options to which the officer was initially entitled. Each letter specifies that either the employee or we, with or without cause, may terminate the employment at any time.

REPORT OF AUDIT COMMITTEE

     THE INFORMATION IN THIS AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

The Audit Committee of the Board consists of Messrs. Keramidas, Roberts and Shugart.

The Audit Committee has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter periodically and recommends any changes to the Board for approval.

The Audit Committee recommended to the Board that our financial statements be included in our Annual Report. The Committee took a number of steps in making this recommendation :

     o The Committee met with the registered independent public accounting firm, both with and without management present, to discuss the results of its audit, its evaluation of the Company's internal accounting controls and the overall quality of the Company's financial reporting;

     o The Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles and the reasonableness of significant judgments;

     o The Committee discussed with the registered independent public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented; and

     o The Committee received the written disclosures and the letter from the registered independent public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented, and discussed with the registered independent public accounting firm its independence.

Based on the review and discussions with the registered independent public accounting firm concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Committee, the Committee recommended to the Board that the audited financial statements be included in our 2004 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.


                                                          Audit Committee

                                                          VASSILIS G. KERAMIDAS
                                                          BERT C. ROBERTS
                                                          ALAN F. SHUGART

REPORT OF COMPENSATION COMMITTEE

     THE INFORMATION IN THIS COMPENSATION REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

The Compensation Committee of the Board (referred to as the Committee) consists of Messrs. Berg and Shugart, neither of whom is an employee or an officer of ours. It is the responsibility of the Committee to establish and administer our policies governing employee compensation and to administer our employee benefits plans, including our 1990 Stock Option Plan, the 1997 Non-Officer Employee Stock Option Plan, as amended, and the 2000 Plan (collectively referred to as the Plans). The Committee evaluates the performance of management, determines compensation policies and levels, and makes decisions concerning salaries and incentive compensation.

Our executive compensation program is designed to attract and retain executives capable of leading us in pursuit of our business objectives and to motivate them in order to enhance long-term stockholder value. Long-term equity compensation also is used to harmonize the interests of management and stockholders. The main elements of the program are competitive pay and equity incentives. Annual compensation for our executive officers historically consists of two elements: cash salary and stock options. We do not have a management bonus plan; however, it is expected that as we make further progress in achieving the goals of its strategic business plan, the Committee will recommend the institution of a bonus plan as well.

The Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions. These factors include each officer's contributions to our business objectives, the compensation paid by comparable companies to employees in similar situations, and, most importantly, our progress towards our long-term business objectives. When determining compensation for executive officers, the Committee looks to the following measures in evaluating our progress: (i) the acquisition and management of capital to allow us to complete development and ultimately realize significant revenues, (ii) the recruitment and retention of officers and other important personnel, (iii) the progress of our product development program, and (iv) the evolution of manufacturing capability. The factors that are used by the Committee in evaluating the compensation of the Chief Executive Officer are no different from those that are used to evaluate the compensation of other executives.

Compensation of the Chief Executive Officer, Mr. Godevais, is evaluated by the Compensation Committee based on the criteria outlined above for all of our other executive officers, including his contributions for the prior year, his success in managing and motivating our employees, and the challenges to be faced in the year ahead, as well as the desire to offer a competitive salary. The Committee set Mr. Godevais' annual compensation, including salary and option grants, at a level they believe was competitive with that of other Chief Executive Officers at other companies in the same industry and with the same level of experience. Mr. Godevais' salary and option grants were set at a level the Committee believed would properly motivate and retain Mr. Godevais as Chief Executive Officer. As provided in Mr. Godevais' May 2001 employment agreement, the Committee approved an annual base salary of $500,000 and a grant of stock options to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $6.52 per share, vesting over a period of four years. Consistent with the philosophy of the Compensation Committee, for fiscal 2004, Mr. Godevais' salary remained at $500,000 and he did not receive a cash bonus.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. To be considered "performance-based compensation," the grant must be made by a committee of outside directors at an exercise price equal to the fair market value on the grant date and pursuant to a plan which specifies a maximum number of shares to be issued under the plan. The Committee believes that at the present time it is unlikely that the compensation paid to any named executive officer in a taxable year, which is subject to the deduction limit will exceed $1 million. However, the Committee has determined that stock options granted under the plans with an exercise price at least equal to the fair market value of our common stock on the date of grant will constitute "performance-based compensation" and therefore be excluded from the deduction limitations.

                                                          Compensation Committee

                                                          CARL E. BERG
                                                          ALAN F. SHUGART

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total stockholder return of our common stock during the period from March 28, 1999 to March 31, 2004, compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index, and the NASDAQ Electronic Components Index. The comparison assumes $100 was invested on March 28, 1999 in our common stock and in each of the foregoing indices or on March 31, 1999 in index-including reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                               [GRAPHIC OMITTED]


                                                          CUMULATIVE TOTAL RETURN

                                       3/28/99   3/31/00   3/31/01   3/29/02  3/31/03   3/31/04
VALENCE TECHNOLOGY, INC.                100.00    342.73     66.37     44.36    31.27     65.02
NASDAQ STOCK MARKET (U.S.)              100.00    195.66     80.80     63.59    51.95     87.02
NASDAQ ELECTRONIC COMPONENTS            100.00    277.26     95.56    100.79    52.58     89.32



CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors, our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2004, or which is presently proposed.

In July 1990, we entered into a loan agreement with Baccarat Electronics, Inc. Baccarat subsequently assigned all of its rights, duties and obligations under that agreement, as the same has been amended from time to time, to Berg & Berg Enterprises, LLC, a company controlled by Carl Berg, a principal stockholder and director of ours. The loan agreement, as amended, allowed us to borrow, prepay and re-borrow up to $15.0 million under a promissory note on a revolving basis. The loan bears interest at one percent over the interest rate on the lender's principal line of credit each year (approximately 9% at March 31, 2004). Effective December 31, 2001, we further amended the loan agreement to provide that Berg & Berg has no further obligations to loan or advance funds to us under this loan agreement, as amended. As of June 30, 2004, the principal balance and accrued and unpaid interest owing under the July 1990 loan agreement, as amended, totaled $21,386,042. By amendment dated February 11, 2002, Berg & Berg agreed to extend the maturity date of the loan from August 30, 2002 to September 30, 2005. In fiscal 1998 and 1999, we issued warrants to purchase 594,031 shares of our common stock to Berg & Berg in conjunction with the amended loan agreement. The fair value of these warrants, totaling approximately $2,158,679, has been reflected as additional consideration for the loan from Baccarat.

In October 2001, we entered into a loan agreement with Berg & Berg Enterprises, LLC. Under the terms of the loan agreement, Berg & Berg agreed to advance us up to $20.0 million between the date of the loan agreement and September 30, 2003. Interest on the loans accrues at 8.0% per annum, and all outstanding amounts with respect to the loans are due and payable on September 30, 2005. As of June 30, 2004, the principal balance and accrued and unpaid interest owing under this loan agreement totaled $23,868,276. In conjunction with the loan agreement, Berg & Berg received a warrant to purchase 1,402,743 shares of our common stock at an exercise price of $3.208 per share. The warrants are currently exercisable and expire on October 5, 2005.

In March 2002, we obtained a $30 million equity line of credit with Berg & Berg Enterprises, LLC. At December 31, 2003, the equity line was fully drawn. Our financing commitment with Berg & Berg enabled us t to access up to $5 million per quarter (but no more than $30 million in the aggregate) in equity capital over the two years following the date of the commitment. This commitment was approved by stockholders at our 2002 annual meeting held on August 27, 2002. In exchange for the amounts funded pursuant to this agreement, we have issued to Berg & Berg restricted common stock at 85% of the average closing price of our common stock over the five trading days prior to the purchase date. We have agreed to register any shares it issues to Berg & Berg under this commitment.

On June 10, 2003, Berg & Berg Enterprises, LLC, an affiliate of Carl Berg, a principal stockholder and director of ours, committed to provide us $10 million in fiscal 2004, increasing its total available remaining financing commitments to $14 million ($10 million under this new financing commitment and $4 million under a then-existing commitment). Berg & Berg agreed to fund the commitments by purchasing shares of common stock from time to time as requested by us at the then-current market price. We have fully drawn down on this financing commitment.

In June 2004, Mr. Carl Berg, a principal stockholder and director of ours, agreed to provide an additional $20 million backup equity funding commitment. This commitment can be reduced by the amount of net proceeds received from the sale of the building or equipment from our Mallusk, Northern Ireland facility or the amount of net proceeds in a debt or equity transaction, and may be increased if necessary under certain circumstances. This additional finding commitment will come in the form of equity line of credit and will allow us to request Mr. Berg to purchase shares of common stock from time to time at the then-current market value.

See "Employment Agreements" for a description of employment agreements between us our officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of September 1, 2004, by:

     o    Each of our directors;

     o    Each of the named executive officers;

     o    All directors and executive officers as a group; and

     o All other stockholders known by us to beneficially own more than 5% of the outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 80,266,926 shares of common stock outstanding on September 1, 2004. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Valence Technology, Inc., 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730.

                                                               Beneficial Ownership (1)
                                                             ------------------------------
Beneficial Owner                                              Number of        Percent of
                                                               Shares             Total
-----------------------------------------------------------  ------------      ------------
Carl E. Berg; Berg & Berg Enterprises, LLC; and               30,589,249          37.3%
       West Coast Venture Capital, Inc. (2)
10050 Bandley Drive, Cupertino, CA 95014
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee; and
Clyde J. Berg
10050 Bandley Drive, Cupertino, CA 95014 (3)                   8,604,270          10.7%
Alan F. Shugart (4)                                              546,435            *
Bert C. Roberts, Jr. (5)                                         518,958            *
Stephan B. Godevais (6)                                        1,774,675           2.2%
Vassilis G. Keramidas                                              2,857            *
Joseph F. Lamoreux (7)                                           291,550            *
Terry Standefer (7) (8)                                          295,300            *
Kevin W. Mischnick (7)                                           140,554            *
Roger A. Williams (9)                                            166,745            *
All directors and executive officers as a group (8
persons) (10)                                                 34,031,023          40.1%

*    Indicates less than one percent.

-----------------------
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 80,266,926 shares of common stock outstanding on September 1, 2004, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(2) Includes 350,000 shares held directly by Mr. Berg; 308,055 shares issuable upon exercise of options held by Mr. Berg that are exercisable by November 1, 2004; 1,525,506 shares held by Berg & Berg Enterprises 401K Plan FBO Carl E. Berg, of which Mr. Berg is the Trustee; 94,000 shares held by Berg & Berg Profit Sharing Plan U/A 1/1/80 FBO Carl E. Berg Basic Transfer, of which Mr. Berg is the Trustee; 1,536,415 shares issuable upon exercise of warrants and 21,984,475 shares held by Berg & Berg Enterprises, LLC, of which Mr. Berg is the sole manager; and 4,790,798 shares held by West Coast Venture Capital, Inc. Mr. Berg has sole voting and dispositive power with respect to 2,277,561 shares and shared voting and dispositive power with respect to 28,311,688 shares. Berg & Berg has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 23,520,890 shares. West Coast Venture Capital, Inc. has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 4,790,798 shares.

(3) Based on information contained in a Schedule 13G filed jointly by 1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee and Clyde J. Berg with the Securities and Exchange Commission on February 14, 2003. The Trust has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 8,129,270 shares. Clyde J. Berg has sole voting and dispositive power with respect to 475,000 shares and shared voting and dispositive power with respect to 8,129,270 shares.

(4) Includes 202,000 shares held by Mr. Shugart and 344,435 shares issuable upon exercise of options that are exercisable by November 1, 2004.

(5) Includes 100,000 shares held by Mr. Roberts, 100,000 shares held indirectly through various entities, 10,000 shares held by his spouse and 308,958 shares issuable upon exercise of options that are exercisable by November 1, 2004.

(6) Includes 365,000 shares held by Mr. Godevais and 1,409,675 shares issuable upon exercise of options that are exercisable by November 1, 2004.

(7) All shares are issuable upon exercise of options that are exercisable by November 1, 2004.

(8) Effective January 1, 2004, Mr. Standefer no longer serves as our Vice President of Worldwide Operations.

(9) Includes 12,000 shares held by Mr. Williams and 154,745 shares are issuable upon exercise of options that are exercisable by November 1, 2004.

(10) Includes 4,494,388 shares issuable upon exercise of options and warrants that are exercisable by November 1, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours. Directors, officers and 10% holders are required by Securities and Exchange Commission's regulations to send us copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to us and the representations made by the reporting persons to us, we believe that during the fiscal year ended March 31, 2004, our directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act.

CODE OF ETHICS

We have adopted a Code of Ethics and Business Conduct applicable to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and all other senior financial executives, and to our directors when acting in their capacity as directors. Our Code of Ethics and Business Conduct is designed to set the standards of business conduct and ethics and to help directors and employees resolve ethical issues. The purpose of our Code of Ethics and Business Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis by means of a toll-free telephone call or an anonymous email. We investigate all concerns and complaints. Copies of our Code of Business Conduct and Ethics are available to investors free of charge upon written request. Any request should be sent by mail to Valence Technology, Inc., 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730, Attn: General Counsel or should be made by telephone by calling General Counsel at (888) 825-3623.

We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and persons performing similar functions and amendments to, or waivers from, any provision which relates to any element of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders for inclusion in our Proxy Statement and proxy form relating to that Annual Meeting must submit the proposal to us at our principal executive offices by March 31, 2005. In addition, in the event we do not receive a stockholder proposal by March 31, 2004, the proxy to be solicited by the Board for the 2005 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2005 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

The Securities and Exchange Commission's rules and regulations provide that if the date of our 2005 Annual Meeting is advanced or delayed more than 30 days from the date of the 2004 Annual Meeting, we must receive stockholder proposals intended to be included in the proxy materials for the 2005 Annual Meeting within a reasonable time before we begin to print and mail the proxy materials for the 2005 Annual Meeting.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

     The following table sets forth the aggregate fees billed to the Company for fiscal 2004 and 2003 by Deloitte & Touche LLP, which we refer to as Deloitte:

                      Year Ended March 31,
                    ------------------------
                       2004         2003
                    -----------   ----------
Audit fees           $ 164,000    $ 188,000
Audit-related fees   $   9,500            -
Tax fees             $  71,000    $ 200,000
All other fees               -            -
                    -----------   ----------
Total fees           $ 244,500    $ 388,000
                    ===========   ==========


     Audit fees billed during fiscal 2004 and 2003 were for professional services rendered for the audit of our financial statements. Audit-related fees for fiscal 2004 were for services related to accounting consultation and review of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission. Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

     The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee specifically pre-approved all audit services and fees. The Audit Committee has considered the role of Deloitte in providing audit, audit-related and tax services to us and has concluded that those services are compatible with Deloitte's role as our independent registered public accounting firm.

     The Board engaged Deloitte, as our registered independent public accounting firm to audit our consolidated financial statements for the fiscal years ended March 31, 2002, March 31, 2003 and March 31, 2004. Deloitte has been selected by the Board to serve as our registered independent public accounting firm for fiscal 2005. Representatives of Deloitte are expected to be present at the 2004 Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     We are delivering, or making available electronically, this Proxy Statement and our 2004 Annual Report to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and Annual Report if previously notified by their bank, broker or other holder. This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

     Street name stockholders in a single household who received only one copy of the Proxy Statement and Annual Report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.

     COPIES OF THIS PROXY STATEMENT AND THE 2004 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, ARE AVAILABLE PROMPTLY WITHOUT CHARGE BY CALLING 512-527-2900, OR BY WRITING TO INVESTOR RELATIONS, VALENCE TECHNOLOGY, INC., 6504 BRIDGE POINT PARKWAY, SUITE 415, AUSTIN, TEXAS 78730. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and the Annual Report by calling 512-527-2900, or writing to Investor Relations, Valence Technology, Inc., 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730.

SOLICITATION OF PROXIES

It is expected that the solicitation of proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to beneficial owners. Proxies also may be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.


                                            ON BEHALF OF THE BOARD OF DIRECTORS

                                            /s/ Stephan B. Godevais
                                            ------------------------------------
                                            STEPHAN B. GODEVAIS
                                            PRESIDENT, CHIEF EXECUTIVE OFFICER
                                            AND CHAIRMAN OF THE BOARD

September 30, 2004
6504 Bridge Point Parkway, Suite 415
Austin, Texas 78730

                                   APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                            VALENCE TECHNOLOGY, INC.


     This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Valence Technology, Inc., a Delaware corporation (the "COMPANY").

I.   PURPOSE

     The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent accountant's qualifications and independence and (4) the performance of the Company's internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; (c) appoint, retain, compensate, evaluate and terminate the Company's independent accountants; (d) approve audit and non-audit services to be performed by the independent accountants; and (e) perform such other functions as the Board may from time to time assign to the Committee overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountants, the internal auditors and management of the Company.

II.  COMPOSITION

     The Committee shall be composed of at least two, but not more than five, members, all of whom shall be "independent directors," as such term is defined in the rules and regulations of the SEC and the Nasdaq SmallCap Market. Notwithstanding the foregoing, so long as the Committee consists of at least three members, the Committee may have as one of such members a "non-independent director" for a period not to exceed two years due to exceptional and limited circumstances pursuant to the rules and regulations of the Nasdaq SmallCap Market. The members of the Committee shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time following appointment to the Committee. Additionally, there will be at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities who shall be an "audit committee financial expert." Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. A member of the Committee shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

     Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and the Nasdaq SmallCap Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III. MEETING REQUIREMENTS

     The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its members, and in conjunction with regular Board meetings if feasible. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

     The Committee may ask members of management, employees, outside counsel, the independent accountants, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

     The Committee may designate one or more of its members to be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board from time to time (but at least once each year) as requested by the Board.

     As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least one of its members should meet with the independent accountants and management quarterly to review the Company's financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company's investment bankers, investor relations professionals and financial analysts who follow the Company.

IV.  COMMITTEE RESPONSIBILITIES

     In carrying out its responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

     A.   OVERSIGHT OF THE FINANCIAL REPORTING PROCESSES

          1. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

          2.   Review and approve all related-party transactions.

          3. Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

          4. Annually review with management, and separately with independent accountant, major issues regarding the Company's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies and any audit problems or difficulties.

          5. Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

          6. Meet at least annually with the VP, Finance, the internal auditors and the independent accountants in separate executive sessions.

          7. Review all analyst reports and press articles about the Company's accounting and disclosure practices and principles.

          8. Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analysis of the effect of alternative generally accepted accounting principle ("GAAP") methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

          9. Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

          10. Establish and conduct procedures for the receipt, retention and treatment of complaints from the employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

          11. Discuss with management the policies with respect to risk assessment and risk management. Although it is management's duty to assess and manage the Company's exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company's risk exposure.

          12. Meet separately with management to discuss accounting and auditing related issues.

          13. Prepare regular reports to the Board on all matters within the scope of the Committee's functions.

    B.  REVIEW OF DOCUMENTS AND REPORTS

          1. Review and discuss with management and the independent accountants the Company's annual audited financial statements and quarterly financial statements (including disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation") and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10-K.

          2. Review and discuss with management and the independent accountants earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

          3. Review the regular internal reports to management prepared by the internal auditors and management's response thereto.

          4. Review reports from management, the internal auditors and the independent accountants on the Company's subsidiaries and affiliates, compliance with the Company's code(s) of conduct, applicable law and insider and related party transactions.

          5. Review with management and the independent accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

          6. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

          7. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

          8. Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountants.

     C.   INDEPENDENT ACCOUNTANT MATTERS

          1. Interview and retain the Company's independent accountants, considering the accounting firm's independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountants.

          2. Meet with the independent accountants and the Company's financial management to review the scope of the proposed external audit for the current year.

          3. On an annual basis, the Committee shall evaluate the independent accountant's qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues and
               (c) all relationships the independent accountants have with the Company and relevant third parties to determine the impact, if any of such relationships on the independence of the independent accountants. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, information technology services and other professional services rendered by the independent accountants and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Independence Standards Board and the Public Company Accounting Oversight Board) and shall approve in advance any non-audit services to be provided by the independent accountants.

          4. Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company's industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company's independent accountants.

          5. Review the performance of the independent accountants and terminate the independent accountants when circumstances warrant.

          6. Establish and periodically review hiring policies for employees or former employees of the independent accountants.

          7. Review with the independent accountants any problems or difficulties the auditors may have encountered and any "management" or "internal control" letter provided by the independent accountants and the Company's response to that letter. Such review should include:

               (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

               (b) any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

               (c) communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

               (d) any changes required in the planned scope of the internal audit; and

               (e) the responsibilities, budget and staffing of the Company's internal audit function.

          8. Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the Nasdaq SmallCap Market may direct by rule or regulation.

          9. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

          10. Oversee the relationship with the independent accountants by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

          11. Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

          12.  Obtain a representation from the independent accountants that
               Section 10A of the Securities Exchange Act of 1934 has been followed.

          13. Pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the Securities Exchange Act of 1934 (or any successor provision of such act.

     D.   INTERNAL AUDIT CONTROL MATTERS

          1. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          2. Following completion of the annual external audit, review separately with each of management, the independent accountants and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          3. Review with the independent accountants, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

          4. Review the procedures that the Company has implemented regarding compliance with the Company's code of conduct.

          5. Establish procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting matters.

          6. Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

          7. Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company's financial statements materially misleading.

     E.   EVALUATION OF INTERNAL AUDITORS

          1. Review activities, organizational structure and qualifications of the internal auditors. Meet separately and periodically with the internal auditing department.

          2. Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

          3. Consider and review with management and the manager of internal auditing:

               (a) significant internal audit findings during the year and management's responses thereto;

               (b) any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors' work or access to required information;

               (c) the annual internal auditors' audit plan and any significant changes thereto;

               (d)  the internal auditors' budget and staffing; and

               (e) The internal auditors' compliance with the appropriate standards of The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

V.   ANNUAL EVALUATION PROCEDURES

     The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.  INVESTIGATIONS AND STUDIES

     The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise and assist the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII. MISCELLANEOUS

     The Company shall give appropriate funding, as determined by the Committee, for the payment of compensation to the outside auditor, legal, accounting or other advisors employed by the Committee. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.


Adopted by the Audit Committee and approved by the Board of Directors on September 23, 2004

                                   APPENDIX B

                            VALENCE TECHNOLOGY, INC.
                THIRD AMENDED AND RESTATED 2000 STOCK OPTION PLAN

1.   PURPOSE

     The purpose of the Plan is to further the growth and development of Valence Technology, Inc., a Delaware corporation (the "Company"), and its Affiliates by providing appropriate incentives and rewards to Employees (including officers of the Company), Directors and Consultants who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its Affiliates, and to attract individuals of outstanding ability to enter the employment of the Company or its Affiliates, to remain or become directors of the Company and to provide valuable services to the Company or its Affiliates. The Plan offers selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock.

2.   INCENTIVE AND NONSTATUTORY STOCK OPTIONS

     Two types of Stock Options (referred to herein as "Options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as Incentive Stock Options under Section 422 of the Code and Nonstatutory Stock Options not specifically authorized or qualified for favorable income tax treatment by the Code. All options shall be separately designated as Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 7, and a separate certificate or certificates shall be issued for Shares purchased on exercise of each type of Option. An Option designated as a Nonstatutory Stock Option shall not be treated as an Incentive Stock Option.

3.   DEFINITIONS

     The following definitions are applicable to the Plan:

     3.1  "AFFILIATE" shall mean any Parent or any Subsidiary of the Company.

     3.2 "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

     3.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     3.4 "COMMITTEE" shall mean a compensation committee of the Board, as described in Section 4.2.

     3.5  "COMPANY" shall mean Valence Technology, Inc., a Delaware corporation.

     3.6 "CONSULTANT" shall mean an individual who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Directors.

     3.7  "DIRECTOR" shall mean a member of the Board of the Company.

     3.8 "DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. For purposes of determining the term of an ISO pursuant to Section 7.1 hereof, the Disability must be expected to result in death or to have lasted or be expected to last for a continuous period of not less than 12 months. The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

     3.9 "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

     3.10 "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

     3.11 "FAIR MARKET VALUE" shall mean the fair market value of a Share, determined as follows:

        3.11.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable;

        3.11.2 If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable;

        3.11.3 In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Administrator. Such determination shall be conclusive and binding on all persons.

     3.12 "INCENTIVE STOCK OPTION" shall mean an Option intended to be and designated as an employee "incentive stock option" within the meaning of Section 422 of the Code.

     3.13 "NON-EMPLOYEE DIRECTOR" means a director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or
          (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     3.14 "NONSTATUTORY OPTION" shall mean an Option not described in Sections 422(b) or 423(b) of the Code.

     3.15 "OPTION" shall mean an Incentive Stock Option or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares, which shall be evidenced by a written agreement between the Company and an Optionee.

     3.16 "OPTIONEE" shall mean an individual who holds an Option.

     3.17 "OUTSIDE DIRECTOR" shall mean a member of the Board who either (i) is not a current employee of the Company or an Affiliate, is not a former employee of the Company or an Affiliate receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an Affiliate at any time, and is not currently receiving a direct or indirect remuneration from the Company or an Affiliate for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" who satisfies the requirements of such term as defined in Treas. Regs. ss.1.162-27(e)(3).

     3.18 "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     3.19 "PLAN" shall mean this Valence Technology, Inc. Third Amended and Restated 2000 Stock Option Plan, as amended from time to time.

     3.20 "PLAN ADMINISTRATOR" shall mean the Board or the Committee designated pursuant to Section 4.2 hereof to administer, construe and interpret the terms of the Plan.

     3.21 "SERVICE" shall mean service as an Employee, Director or Consultant.

     3.22 "SHARE" shall mean one share of Stock, as adjusted in accordance with
          Section 8 (if applicable).

     3.23 "STOCK" shall mean the Common Stock of the Company, par value $0.001 per Share.

     3.24 "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

     3.25 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

4.   ADMINISTRATION

     4.1 ADMINISTRATION BY BOARD. Subject to Section 4.2 hereof, the Plan Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are Outside Directors. The Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible Employees, Directors and Consultants (as determined pursuant to Section 6) of the Company and its subsidiaries those persons to whom Options will be granted, to determine the timing and manner of the grant of the Options, whether the option will be an Incentive Stock Option or a Nonstatutory Stock Option, to determine the exercise price, the number of shares covered by and all of the terms of the Options (which need not be identical), to determine the duration and purpose of leaves of absence which may be granted to Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The Plan Administrator may, in its absolute discretion, without amendment of the Plan, accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option; provided, however, any repricing or other decrease in the exercise price (except as provided by the adjustments provisions in SECTION 11) or other material increase in benefits shall also require stockholder approval. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4.2 ADMINISTRATION BY COMMITTEE. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of Section 4.3 of the Plan, at any time the Board includes any person who is not an Outside Director, the Board shall delegate all of its duties as Plan Administrator during such period of time to a Committee of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are Outside Directors and Non-Employee Directors, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business, as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4.3 EXCEPTIONS. Anything to the contrary notwithstanding, the requirements in SECTIONS 2.1 AND 2.2 that all members of the Committee be non-employee directors and Outside Directors shall not apply for any period of time during which the Company's Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall not apply with respect to grants to employees other than the named executive officers who are subject to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended. Those provisions of the Plan that make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall apply only to reporting persons. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan, including the power to amend the Plan as provided in Section 12.1. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

5.   SHARES SUBJECT TO THE PLAN

     5.1 BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options) shall not exceed 6,000,000 Shares, subject to adjustment pursuant to SECTION 11. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.

     5.2 ADDITIONAL SHARES. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

     5.3 LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which ISOs granted after 1986 are exercisable for the first time by an Optionee during any calendar year (under all ISO plans of the Company and its Affiliates) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Options shall be treated as Nonstatutory Options. The determination of the Options to be treated as Nonstatutory Options shall be made by taking Options into account in the order in which they were granted.

6.   ELIGIBILITY

     6.1 GENERAL RULE. Incentive Stock Options may be granted only to Employees (including officers) of the Company or its Affiliates. A Director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an Employee (including an officer) of the Company or any Affiliate. Nonstatutory Stock Options may be granted only to key Employees (including officers) of, Directors of or Consultants to the Company or its Affiliates.

     6.2 INDIVIDUAL LIMIT. Subject to the provisions of SECTION 11 relating to adjustments upon changes in Stock, no person shall be eligible to be granted Options covering more than 700,000 Shares of the Company's Stock in any fiscal year.

     6.3 TEN-PERCENT STOCKHOLDERS. No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of the Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Stock at the date of grant and the term of the Option does not exceed five
          (5) years from the date of grant.

7.   OPTION PROVISIONS

     Each Option shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

     7.1 TERM. The term of any Option shall not be greater than ten (10) years from the date it was granted. An Option shall terminate three (3) months after termination of the Optionee's Service with the Company or an Affiliate, unless (i) such termination is due to such person's Disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of Service; or (ii) the Optionee dies while in the Service of the Company or an Affiliate, or within not more than three (3) months after termination of such Service, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the Optionee by the person or persons to whom the Optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the Optionee's Service, or (b) that it may be exercised more than three (3) months after termination of such Service with the Company or an Affiliate. This Section 7.1 shall not be construed to extend the term of any Option to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of Shares as to which any Option is exercisable from the amount exercisable on the date of termination of the Optionee's Service.

     7.2 EXERCISE PRICE. The Exercise Price for the shares subject to any Option shall be determined by the Plan Administrator at the time of grant, but shall not be less than par value per share. Anything to the contrary notwithstanding, the Exercise Price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the Option price shall not be less than 110% of the fair market value per share of the Stock of the Company on the date the Option is granted.

     7.3 PAYMENT. The Exercise Price of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either:

          7.3.1 In cash or check at the time the option is exercised; or

          7.3.2 In the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, (i) by a copy of instructions to a broker directing such broker to sell the Shares for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Options (a "cashless exercise"); provided, however, that Cashless exercise will not be available to any executive officer or director if the cashless exercise involves or is deemed to involve a loan or extension of credit from or directly or indirectly arranged by the Company,
               (ii) by paying all or a portion of the Exercise Price for the number of Shares being purchased by tendering Shares that have been owned by the Optionee for at least six months prior to the date they are tendered, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares with respect to which such Option or portion thereof is thereby exercised (a "stock-for-stock exercise"), (iii) by a stock for stock exercise by means of attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares (an "attestation exercise"), or (iv) with a full-recourse promissory note. Exercise by a promissory note will not be available to any executive officer or director of the Company. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Plan Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

          7.3.3 In addition to the Exercise Price, the payment tendered upon exercise of an option must also include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any Affiliate as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or check payable to the Company, (ii) cashless exercise; provided, however, that Cashless exercise will not be available to any executive officer or director if the cashless exercise involves or is deemed to involve a loan or extension of credit from or directly or indirectly arranged by the Company, (iii) stock-for-stock exercise, (iv) by paying all or a portion of the tax withholding for the number of Shares being purchased by withholding Shares from any transfer or payment to the Optionee ("stock withholding"), or (v) a combination of one or more of the foregoing payment methods. Any Shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan and the number of Shares subject to stock withholding shall not exceed an amount equal to the minimum required applicable tax withholding rates.

     7.4 RESTRICTIONS ON TRANSFER OF OPTION. Any Incentive Stock Option shall not be transferable except by will, by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     7.5 EXERCISABILITY. The total number of Shares subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Shares then remaining subject to the Option. The provisions of this SECTION 7.5 are subject to any Option provisions governing the maximum number of shares as to which an Option may be exercised. The Option may, but need not, include a provision whereby the Optionee may elect at any time during the Option term to exercise the Option as to any part or all of the Shares subject to the Option prior to the stated vesting date of the Option or of any installment or installments specified in the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company at the lower of the Exercise Price or Fair Market Value, or to any other restriction that the Plan Administrator determines to be appropriate.

     7.6 SECURITIES LAW REQUIREMENTS. The Company may require any optionee, or any person to whom an option is transferred under SECTION 7.4, as a condition of exercising any such option:

         7.6.1 To give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and

         7.6.2 To give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if:

               (a) The issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or

               (b) As to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

8.   COVENANTS OF THE COMPANY

     8.1 RESERVATION OF SHARES. During the terms of the Options granted under the Plan, the Company shall keep available at all times the number of Shares of Stock required to satisfy such Options.

     8.2 RESTRICTION ON ISSUANCE OF SHARES. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares of Stock upon exercise of the Options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option granted under the Plan or any Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Options unless and until such authority is obtained.

9.   USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

10.  MISCELLANEOUS

     10.1 NO SHAREHOLDER RIGHTS. Neither an Optionee nor any person to whom an Option is transferred under Section 7.4 shall be deemed to be the holder of, or to have any of the rights of the holder with respect to, any Shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     10.2 FINANCIAL DISCLOSURE. Throughout the term of any Option granted pursuant to the Plan, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

     10.3 NO RETENTION RIGHTS. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any eligible Employee or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant or Director) or shall affect the right of the Company or any Affiliate to terminate the Service of any Optionee with or without cause. In the event that an Optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of Service for purposes of SECTION 7.5 hereof and corresponding provisions of any outstanding Options, and (ii) suspend or otherwise delay the time or times at which the Shares subject to the Option would otherwise vest.

11.  ADJUSTMENTS UPON CHANGES IN STOCK

     11.1 GENERAL. If any change is made in the Stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), then the Plan and outstanding Options shall be appropriately adjusted:

          11.1.1 In the class(es) and maximum number of Shares subject to the Plan; and

          11.1.2 In the class(es) and number of Shares and price per Share of Stock subject to outstanding Options.

     11.2 MERGERS AND CONSOLIDATIONS. In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with, or upon a sale of all or substantially all of the Company's assets to, or the acquisition of all or substantially all of the Common Stock of the Company by any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or any other corporate transaction occurs within the meaning of Code Section 424 and the regulations thereunder that would result in the transfer to a new employer or discharge of a significant number of employees or the creation or severance of a parent-subsidiary relationship (a "Corporate Event"), any unexercised Options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such Corporate Event elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that, notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Plan Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. Alternatively the purchaser(s) in such Corporate Event may, in his, her, or its discretion, terminate all outstanding Options by delivering to the Optionees the same kind of consideration that is delivered to the stockholders of the Company as a result of such Corporate Event, or the Board may terminate all outstanding Options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the higher of (i) the Fair Market Value of those Shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the Shares acquired upon such exercise been made prior to such Corporate Event, less the exercise price therefor, and (ii) the Fair Market Value of those Shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the Shares acquired upon such exercise been made immediately following such Corporate Event, less the exercise price therefor.

12.  AMENDMENT OF THE PLAN

     12.1 RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend, suspend, or terminate the Plan at any time and for any reason, provided, however, that the approval of the Company's stockholders shall be required for any amendment of the Plan that:

          12.1.1 increases the number of Shares available for issuance under the Plan (except as provided by the adjustments provisions in SECTION
               11);

          12.1.2 extends the term beyond ten (10) years after the earlier of the date the Plan is adopted or the date the Plan is approved by the Company' shareholders;

          12.1.3 materially changes the class of persons who are eligible for the grant of ISOs;

          12.1.4 Otherwise materially amends the Plan within the meaning of Nasdaq Marketplace Rule 4350(i)(1)(A), including without limitation: any material increase in benefits to participants, including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding options (except as provided by the adjustments provisions in SECTION 11), (ii) reduce the price at which shares or options to purchase shares may be offered, or (iii) extend the duration of the plan; and any expansion in the types of options or awards provided under the Plan.

          12.1.5 Stockholder approval shall not be required for any other amendment of the Plan, except as necessary for the Plan to satisfy the requirements of Rule 16b-3 under the Exchange Act or any NASDAQ or other securities exchange listing requirements.

     12.2 MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Options granted under the Plan, and accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator shall not, however, modify any outstanding Incentive Stock Option in any manner that would cause the Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the exercise price for all shares subject to exercise under any outstanding Option shall not alter or impair any rights of the Optionee.

13.  EFFECTIVE DATE AND TERM OF PLAN

     13.1 EFFECTIVE DATE. The Plan, as set forth herein, shall be effective as of January 3, 2000 (the "Effective Date," which is the date of its adoption by the Board of Directors), subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

     13.2 TERMINATION DATE. The Plan shall terminate automatically on January 2, 2010 and may be terminated on any earlier date pursuant to SECTION
          12.1 above.

14.  EXECUTION

     This Plan was initially adopted by the Board of Directors and executed by an authorized officer of the Company as of January 3, 2000. To record the adoption of this Third Amended and Restated Plan by the Board of Directors, the Company has caused its authorized officer to execute the same as of August 23, 2004.

                                   APPENDIX C

                           CERTIFICATE OF AMENDMENT OF
                                 SECOND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                            VALENCE TECHNOLOGY, INC.

     Valence Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.   The name of the corporation is Valence Technology, Inc. (the
     "Corporation"). The Corporation was originally incorporated under the name Ultracell, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 3, 1989.

2. In accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, the Board of Directors, at a meeting duly held on August 23, 2004, duly adopted and approved resolutions setting forth a proposed amendment of the Corporation's Second Restated Certificate of Incorporation, as amended, declaring such amendment advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders of the Corporation. In accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware, the Corporation's stockholders, at the Corporation's 2004 Annual Meeting held on October 28, 2004, approved the Certificate of Amendment of the Corporation's Second Restated Certificate of Incorporation.

3. The first paragraph of Article IV of the Corporation's Second Restated Certificate of Incorporation, as amended, is amended to read in its entirety as follows:

     1. The authorized capital stock of the Corporation shall consist of two hundred ten million shares (210,000,000), of which two hundred million (200,000,000) shares shall be designated Common Stock, par value $0.001 per share, and ten million (10,000,000) shares shall be designated Preferred Stock, par value $0.001 per share.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Second Restated Certificate of Incorporation in the name and on behalf of the Corporation on the __ day of ______ 2004, and the statements contained herein are affirmed as true under penalty of perjury.




                                            ------------------------------------
                                            Kevin W. Mischnick
                                            Vice President of Finance and
                                            Assistant Secretary


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



                            VALENCE TECHNOLOGY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Valence Technology, Inc., a Delaware corporation, hereby nominates, constitutes and appoints Stephen B. Godevais and Kevin W. Mischnick, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on Thursday, October 28, 2004, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE "FOR" ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.  To elect the five nominee as directors:


               Carl E. Berg                 Stephan B. Godevais
          Vassilis G. Keramidas               Bert C. Roberts
             Alan F. Shugart

                   |_| FOR THE NOMINEE LISTED ABOVE

                   |_| WITHHELD FOR THE NOMINEE LISTED ABOVE

         --------------------------------------------------------------

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2. To amend the Company's Second Amended and Restated 2000 Stock Option Plan to increase the number of shares of common stock reserved for issuance by 2,000,000.

        |_| FOR                  |_| AGAINST                |_| ABSTAIN

Proposal 3. To amend the Company's Second Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 shares to 200,000,000 shares.

        |_| FOR                  |_| AGAINST                |_| ABSTAIN

This proxy is solicited by the Board of Directors of Valence Technology, Inc. The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.


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


The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated September 30, 2004 and the accompanying Proxy Statement relating to the Annual Meeting.

                                            Dated:________________________, 2004

                                            Signature:__________________________

                                            Signature:__________________________
                                            Signature(s) of Stockholder(s)
                                            (See Instructions Below)

                                            The Signature(s) hereon should
                                            correspond exactly with the name(s)
                                            of the Stockholder(s) appearing on
                                            the Share Certificate. If stock is
                                            held jointly, all joint owners
                                            should sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such. If signer is a
                                            corporation, please sign the full
                                            corporation name, and give title of
                                            signing officer.

|_| Please indicate by checking this box if you anticipate attending the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE


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